ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110748159-98
	Filing Date and Time: 10/18/2011 1:41 PM
	Entity Number: E0154692011-3

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

Scoop Media, Inc. (E0154692011-3)

2. The articles have been amended as follows (provide article numbers, if available):

Article 3 currently states 100,000,000 common shares with $.001 par value.

Amend Article 2 to state: 100,000,000 preferred shares with $.001 par value & 200,000,000 shares with $.001 par value

3. The undersigned declare that they constitute **at least two-thirds of** the incorporators ☐, or of the board of directors ☒ (check one box only)

4. Effective date of filing (optional): 10/11/11

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures*:

Signature **Signature**

* If more than two signatures, attach an 8 1/2x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.